Exhibit 10.42

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

Issue Date: July 25, 2019

WARRANT TO PURCHASE STOCK

THIS WARRANT TO PURCHASE STOCK (this “Warrant”) CERTIFIES THAT, for good and valuable consideration, Beech Hill Securities, Inc. (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase                      shares (the “Shares”) of the                      (“Preferred Stock”) of Adicet Bio, Inc., a Delaware corporation (the “Company”) at an exercise price per share (the “Exercise Price”) equal to $             per Share, subject to the provisions and upon the terms and conditions set forth in this Warrant.

This Warrant is issued pursuant to Section 2(b)(i)(2) of that certain letter agreement among the Company,                      (“                    ”) and Holder, dated                     .

SECTION 1.    EXERCISE.

1.1    Method of Exercise. Subject to the provisions hereof, Holder may at any time and from time to time exercise this Warrant during the Exercise Period (as defined below), in whole or in part:

a.

Cash Exercise Election. By delivering to the Company the original copy of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of funds (to an account designated by the Company), or other form of payment acceptable to the Company in the amount obtained by multiplying the Exercise Price by the number of Shares being purchased as designated in the Notice of Exercise (the “Aggregate Exercise Price”). Such delivery shall be effective upon receipt by the Company.

b.

Net Issue Election. Alternatively, in Holder’s sole discretion, by electing to receive, without payment by Holder of any additional consideration, shares of Series B Preferred Stock equal to the value of the “spread” on the shares of Series B Preferred Stock or any portion thereof by the surrender of this Warrant to the Company, together with a duly completed Net Issue Election Notice, in the form attached hereto as Appendix II, at the principal office of the Company, in which event the Company shall issue to Holder such number of shares of Series B Preferred Stock as is computed using the following formula, rounded down to the nearest whole share:

X = Y (A – B)

              A

Where:	X =	The number of shares of Series B Preferred Stock to be issued to Holder pursuant to the net issue election;

	Y =	The number of shares of Series B Preferred Stock in respect of which the net issue election is made (inclusive of the shares of Series B Preferred Stock surrendered to the Company in payment of the Aggregate Exercise Price);

	A =	The Fair Market Value (as determined below) of one share of Series B Preferred Stock at the time the net issue election is made; and

	B =	The Exercise Price in effect under this Warrant as of the date of the net issue election.

For purposes of this Section 1.1, “Fair Market Value” shall mean the value most recently determined by the Company’s Board of Directors to represent the fair market value per share of Series B Preferred Stock; and, upon request of Holder, the Company shall promptly notify Holder of the Fair Market Value per share of the applicable class and series of capital stock subject to this Warrant. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the exercise date, then (1) the Company’s Board of Directors, in good faith, shall make a determination of the Fair Market Value per share of the applicable class and series of capital stock within 15 days of a request by Holder that it do so, and (2) the exercise of this Warrant pursuant to this Section 1.1(b) shall be delayed until such determination is made.

1.2    Exercise Period. Subject to the provisions hereof, this Warrant shall be exercisable at any time from and after the Issue Date listed above up to and including 5:00 p.m. (Pacific Time) on the first to occur of (a) the closing of any Liquidation (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended, modified or restated from time to time), or (b) the seven (7) year anniversary of the Issue Date (such earlier date being referred to herein as the “Expiration Date” and such period, the “Exercise Period”). This Warrant shall terminate in its entirety on the Expiration Date.

1.3    Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.4    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.5    Restrictions on Exercise; Compliance with Securities Laws. Notwithstanding anything to the contrary herein, this Warrant may only be exercised if (a) such exercise complies with applicable securities laws and (b) at the time of such exercise, Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. Holder agrees to take such actions and execute such documents as reasonable requested by the Company to evidence the foregoing.

SECTION 2.    ADJUSTMENTS TO THE SHARES AND EXERCISE PRICE.

2.1    Stock Splits or Combinations. If the Company subdivides the outstanding shares of Series B Preferred Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder (the “Warrant Shares”) shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Series B Preferred Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2    Reclassification, Exchange, Conversion or Substitution. Upon any event whereby all of the outstanding shares of Series B Preferred Stock are reclassified, exchanged, converted (including, without limitation, a conversion of such shares into the Company’s Common Stock (“Common Stock”)), substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, (i) this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event and (ii) if such event results in a change in the number of Company securities for which this Warrant is then exercisable into, the Exercise Price shall be proportionately adjusted, in each case subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, conversions, substitutions or other similar events.

2.3    Stock Dividend. If the Company shall, at any time or from time to time after the Issue Date, pay a dividend or make any other distribution upon the Series B Preferred Stock or any other capital stock of the Company payable in shares of Series B Preferred Stock, the Exercise Price in effect immediately prior to any such dividend or distribution shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. Any adjustment under this Section 2.3 shall become effective at the close of business on the date the dividend becomes effective.

2.4    Certain Events. If any event of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 2; provided, that no such adjustment pursuant to this Section 2.4 shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 2.

2.5    No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.

2.6    Notice/Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Series B Preferred Stock and/or number of Shares, the Company shall notify Holder in writing within a reasonable time setting forth the adjustments to the Exercise Price, Series B Preferred Stock and/or number of Shares and facts upon which such adjustment is based.

SECTION 3.    INVESTMENT REPRESENTATIONS.

Holder hereby represents and warrants to the Company:

3.1    Purchase for Own Account. Holder is acquiring this Warrant and all equity securities issuable, directly or indirectly, upon exercise of the Warrants (collectively, the “Securities”) for Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Holder of any of the Securities shall constitute confirmation of the representation by Holder that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2    Disclosure of Information. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. With respect to any projections of its future operations provided to Holder by the Company, Holder acknowledges that the Company makes no representations or warranties.

3.3    Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.4    Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, Holder is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

3.5    Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the

Securities Act of 1933, as amended (the “Securities Act”) only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. HOLDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. Holder understands that the Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Holder will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Holder has no immediate need for liquidity in connection with this investment, does not anticipate that the Investor will be required to sell his, her or its Securities in the foreseeable future.

3.6    Reliance by Company. Holder understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Company entering into this Warrant.

3.7    Foreign Investors. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder’s jurisdiction.

3.8    Residence. If Holder is an individual, then Holder resides in the state or province identified in the address of Holder set forth on the signature pages hereto; if Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of Holder in which its principal place of business is identified in the address or addresses of Holder set forth on the signature pages hereto.

3.9    No “Bad Actor” Disqualification Events. Neither (i) Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

SECTION 4.    MISCELLANEOUS.

4.1    “Market Stand-Off” Agreement. Holder hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (held immediately before the effective date of the registration statement for such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, subject to customary exceptions, including for transfers to affiliates, in connection with the “net” or “cashless” exercise or settlement of any outstanding warrants, in connection with the conversion of the outstanding Preferred Stock of the Company into shares of Common Stock or with respect to any share of Common Stock acquired in such initial public offering; provided, however, that such period may be extended to such longer period as the Company or the managing underwriter may request in order to facilitate compliance with, to the extent applicable, Financial Industry Regulatory Authority, Inc. Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation. The foregoing provisions of this Section 4.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to Holder if all officers and directors and holders of greater than one percent (1%) of the outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders subject to such agreements, based on the number of shares subject to such agreements. The underwriters in connection with the initial public offering by the Company are intended third party beneficiaries of this Section 4.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, Holder hereby agrees to enter into written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 4.1, and Holder hereby agrees that such underwriters shall be entitled to require Holder to enter into such a written agreement. Notwithstanding the foregoing, nothing in this Section 4.1 shall prevent Holder from making a transfer of any Common Stock that was acquired by such Holder in the initial public offering by the Company. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to all securities of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

4.2    Governing Law. This Note is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

4.3    Dispute Resolution. The parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

4.4    Waiver of Right to Jury Trial. EACH OF HOLDER AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

4.5    Counterparts. This Warrant may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

4.6    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

4.7    Notices.

(a)    Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (iii) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile or electronic mail shall promptly attempt to confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.7 by giving the other party written notice of the new address in the manner set forth above.

(b)    The Company agrees to provide no less than fifteen (15) calendar days advance written notice to Holder of any Liquidation to enable Holder to elect to exercise this Warrant as provided herein.

4.8    Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except (i) with the prior written consent of the Company; provided, that such consent shall not be required in connection with (a) a transfer to any affiliate of Holder, (b) a transfer to RMG or its affiliates or (c) subject to compliance with Section 4.1, a transfer of the Shares (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) following an initial public offering by the Company and (ii) in each case in compliance with applicable securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant and make to the Company each of the representations and warranties set forth in Section 3 of this Warrant as of the date of such transfer.

4.9    Holder’s Obligation to Execute Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement. Upon exercise of this Warrant and as a condition thereof, at the request of the Company, Holder, to the extent not already a party thereto, agrees to take such actions as requested by the Company to become a party to each of (i) that certain Amended and Restated Investors’ Rights Agreement, dated on or about the date hereof, by and among the Company and certain other parties thereto, (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated on or about the date hereof, by and among the Company and certain other parties thereto and (iii) that certain Amended and Restated Voting Agreement, dated on or about the date hereof, by and among the Company and certain other parties thereto, in each case as the same may be amended, modified or restated from time to time.

4.10    Legends. The Securities shall have such legends as deemed required by the Company for applicable securities laws, the Company’s organizational documents, and any other agreement the Securities are subject to.

4.11    No Stockholder Rights. Holder, as a Holder of this Warrant, will not have any rights as a stockholder of the Company until the exercise of this Warrant.

4.12    Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

ADICET BIO, INC.

By:
Name:
Title:

Address:	200 Constitution Drive
Menlo Park, CA 94025
Attention: Anil Singhal

Facsimile:
Email:	asinghal@adicetbio.com

HOLDER:

BEECH HILL SECURITIES, INC.

By:
Name:
Title:

Address:

Email:

APPENDIX 1

NOTICE OF EXERCISE

1.    The undersigned Holder hereby exercises its right to purchase                  shares of the Series B Preferred Stock of Adicet Bio, Inc., a Delaware corporation (the “Company”) in accordance with the attached Warrant to Purchase Stock (the “Warrant”), and tenders payment of the Aggregate Exercise Price (as defined in the Warrant) for such shares as follows:

[                    ]     check in the amount of $             payable to order of the Company enclosed herewith.

[                    ]     Wire transfer of immediately available funds to the Company’s account.

2.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 3 of the Warrant as of the date hereof and agrees, as a condition to this exercise to take the actions required by Section 4.9 of the Warrant.

HOLDER:

By:
Name:
Title:

Address:

Date:

APPENDIX II

NOTICE OF NET ISSUE ELECTION NOTICE

(To be signed only on net issue exercise of the Warrant)

1.    The undersigned, the holder of the within Warrant (as defined below), hereby irrevocably elects to exercise this Warrant with respect to                  shares of Series B Preferred Stock of Adicet Bio, Inc., a Delaware corporation (the “Company”), in accordance with the attached Warrant to Purchase Stock (the “Warrant”), and tenders payment of the Aggregate Exercise Price pursuant to the net issue election provisions set forth in Section 1.1(b) of the Warrant and requests that the certificates for the number of shares of Series B Preferred Stock issuable pursuant to said Section 1.1(b) after application of the net issue election formula to such shares of Series B Preferred Stock be issued in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

2.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 3 of the Warrant as of the date hereof and agrees, as a condition to this exercise to take the actions required by Section 4.9 of the Warrant.

HOLDER:

By:
Name:
Title:

Address:

Date: